Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 200

In connection with the Quarterly Report of Integrated Rail and Resources Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Mark A. Michel, Chief Executive Officer and Chairman of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2025

/s/ Mark A. Michel
Mark A. Michel Chief Executive Officer and Chairman (Principal Executive Officer)